Exhibit 99.1

 FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES

FOURTH QUARTER and FISCAL YEAR 2016 RESULTS

HERNDON, VA., January 13, 2017 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its fourth quarter and full fiscal year 2016, which ended September 30, 2016.

In its fourth quarter of fiscal year 2016, Learning Tree reported revenues of $21.7 million, loss from continuing operations before income taxes of $2.0 million, and a net loss of $2.2 million, or $(0.17) per share. The Company recorded a restructuring charge of $1.9 million in the fourth quarter of fiscal year 2016 related to one of its leased facilities. Excluding the restructuring charge, the loss from continuing operations before income taxes would have been $0.1 million. These results compare with revenues of $25.6 million, income from continuing operations before income taxes of $0.8 million, and net income of $0.7 million, or $0.06 per share, in Learning Tree’s fourth quarter of fiscal year 2015.

For the full fiscal year 2016, Learning Tree reported revenues of $81.6 million, loss from continuing operations before income taxes of $12.3 million, and a net loss of $12.7 million, or $(0.96) per share. These results compare with revenues of $94.9 million, loss from continuing operations before income taxes of $9.3 million, and a net loss of $12.6 million, or $(0.95) per share, for the full fiscal year 2015. The results for the full fiscal year 2016 include the $1.9 million restructuring charge described above, while the results for the full fiscal year 2015 include a $2.8 million loss from discontinued operation from the sale of our subsidiary in France.

To address the decline in our revenue, we have been executing upon new strategies to increase the number of attendees in our public courses and expand our overall customer base. We have also been working to reduce our operating expenses and have accelerated our previously announced comprehensive cost reduction program with the goal of significantly reducing our fiscal year 2017 overall expenses. Our liquidity and working capital needs have historically been funded through our cash and cash equivalents. At September 30, 2016, our capital resources consisted of cash and cash equivalents of $8.5 million. To provide additional resources to improve the Company’s liquidity, on January 12, 2017, the Company entered into a financing and security agreement with Action Capital Corporation that provides the Company with access to borrow through advances of funds up to a maximum aggregate principal amount of $3.0 million. While we have and continue to take steps to stabilize revenues and decrease our operating costs and entered into the financing transaction with Action Capital, unless we are able to further improve our liquidity in the future, there is substantial doubt about the Company’s ability to continue as a going concern. Our registered independent public accounting firm’s report on our audited financial statements for the year ended September 30, 2016 that are included as part of our annual report on Form 10-K that was filed with the Securities and Exchange Commission contains an explanatory paragraph related to the Company’s ability to continue as a going concern. The Company is continuing to work to further improve its liquidity position and is evaluating additional sources of capital and financing. However, there is no assurance that additional capital and/or financing will be available to the Company, and even if available, whether it will be on terms acceptable to us or in amounts required.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the fourth quarter and full fiscal year 2016 and future outlook at 4:30 p.m. ET, January 18, 2017. To participate, call (888) 419-5570 or +1 (617) 896-9871 (International Callers) and enter pass code: 187 951 57 at least five minutes before 4:30pm (ET) / 1:30pm (PT) on Wednesday, January 18, 2017; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call will be available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Annual Report on Form 10-K for our fiscal year 2016 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Established in 1974, Learning Tree International is a leading provider of IT training and management training to business and government organizations worldwide. In addition, Learning Tree provides IT Workforce Optimization Solutions – a modern approach that improves the adoption of skills and accelerates the implementation of technical and business processes required to improve IT service delivery.

To support both business and government organizations in their workforce optimization efforts, Learning Tree develops structured learning paths prior to training, and provides implementation services that extend the value of training long after a training event has concluded. These custom services include: needs assessments, skill gaps analyses, blended learning solutions, and project acceleration/process implementation workshops.

Over 2.4 million IT professionals have enhanced their knowledge, skills and abilities from Learning Tree's hands-on instructor-led training by accessing a broad, proprietary library of courses on topics including: web development, cyber security, project management, Agile and best practice adoption, operating systems, database administration and programming, networking, cloud computing, big data, software design and development, business intelligence, activity-based intelligence, leadership, management and business skills, and more. Courses are offered at Learning Tree Education Centers around the world, on-site at client facilities, and live, online using AnyWare™ — Learning Tree's superior, web-based attendance platform.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Connect with us on Facebook, LinkedIn, Twitter, Google+ or YouTube

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues, and maintain liquidity; our ability to successfully implement our new strategies to increase revenue and to achieve our cost reduction goals; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; the timely development, introduction, and customer acceptance of our courses and other products; a majority of our outstanding common stock is beneficially owned by our chairman and his spouse; ; risks associated with cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2016 Annual Report on Form 10-K (“Form 10-K”) , those risks in Item 1A, “Risk Factors”. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

# # #

Release Summary: Learning Tree International announced today its revenues and results of operations for its fourth quarter and full fiscal year 2016, which ended September 30, 2016.

Table 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 30,	October 2,	September 30,	October 2,
	2016	2015	2016	2015
	(unaudited)	(unaudited)

Revenues	$21,695	$25,629	$81,587	$94,884
Cost of revenues	12,418	13,760	50,163	55,809
Gross profit	9,277	11,869	31,424	39,075

Operating expenses:
Course development	1,138	1,751	5,128	8,146
Sales and marketing	3,747	4,592	17,966	21,591
General and administrative	4,494	4,754	18,902	19,029
Restructuring charge	1,940	-	1,940	-
Total operating expenses	11,319	11,097	43,936	48,766

(Loss) income from operations	(2,042)	772	(12,512)	(9,691)
Other income (expense), net	53	4	238	350
(Loss) income from continuing operations before income taxes	(1,989)	776	(12,274)	(9,341)
Provision for income tax	227	35	422	467

(Loss) income from continuing operations	(2,216)	741	(12,696)	(9,808)

Loss from discontinued operations, net of tax	-	-	-	(264)
Loss on disposal of discontinued segment	-	-	-	(2,501)

Loss from discontinued operations, net of tax	-	-	-	(2,765)

Net (loss) income	$(2,216)	$741	$(12,696)	$(12,573)

(Loss) income per share basic and diluted:
Continuing operations	$(0.17)	$0.06	$(0.96)	$(0.74)
Discontinued operations	-	-	-	(0.21)
Basic and diluted (loss) income per share	$(0.17)	$0.06	$(0.96)	$(0.95)

Table 2

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	September 30,	October 2,
	2016	2015

Cash and cash equivalents	$8,540	$17,936
Trade accounts receivable, net	9,538	10,475
Prepaid expenses and other	3,548	5,018
Total current assets	21,626	33,429
Depreciable assets, net and other	9,981	10,492
Total assets	$31,607	$43,921

Accounts payable and accrued liabilities	$11,149	$12,409
Deferred revenues	21,017	22,909
Total current liabilities	32,166	35,318
Other long term liabilities	9,230	5,556
Total liabilities	41,396	40,874

Stockholders' (deficit) equity	(9,789)	3,047
Total liabilities and stockholders' (deficit)equity	$31,607	$43,921